Exhibit 5.1
30 Rockefeller Plaza, New York, NY 10112
tel (212) 408-5100     fax (212) 541-5369
CHADBOURNE & PARKE LLP
September 16, 2008
OPINION LETTER
Ormat Technologies, Inc.
6225 Neil Road
Reno, Nevada 89511
Ladies and Gentlemen:
     In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Ormat Technologies, Inc., a Delaware corporation (the “Company”), of (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the preferred share purchase rights related to the Common Stock (the “Rights”) to be issued pursuant to the Rights Agreement, dated as of November 10, 2004 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”) of the Company, (ii) senior and subordinated debt securities (the “Debt Securities”), (iii) warrants to purchase Common Stock and Debt Securities (the “Warrants”), and (iv) units comprised of one or more of the Company’s Common Stock, Debt Securities and Warrants, in any combination (the “Units” and, collectively with the Common Stock, the Rights, the Debt Securities and the Warrants, the “Securities”) with an aggregate offering price of up to $1,500,000,000 or the equivalent thereof, to be offered and sold by the Company from time to time in accordance with Rule 415 under the Act, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
     Upon the basis of the foregoing, we advise you that, in our opinion:
     1. Common Stock. When the Registration Statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of sale of the Common Stock have been duly established in conformity with the Company’s Second Amended and Restated Certification of Incorporation, and when the Common Stock has been issued and sold as contemplated by the Registration Statement, any amendment thereto which has become effective, the prospectus therein and any prospectus supplement relating thereto, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered by the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise or otherwise pursuant to the terms of any other Securities covered by the Registration Statement.
     2. Rights. Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Common Stock has been validly issued and sold as contemplated by the Registration Statement, any amendment thereto which has become effective, the prospectus therein and any prospectus supplement relating thereto, the Rights attributable to the Securities will be validly issued. The Rights covered by the opinion in this paragraph include any Rights that may be issued upon exercise or otherwise pursuant to the terms of any other Securities covered by the Registration Statement.
     3. Debt Securities. When the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly authorized and established in conformity with the applicable indenture so as not to violate

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any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, any amendment thereto which has become effective, the prospectus therein and any prospectus supplement relating thereto, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities covered by the Registration Statement.
     4. Warrants. When the Registration Statement has become effective under the Act, the applicable warrant agreement has been duly authorized by the applicable warrant agent and duly executed and delivered by the Company and such warrant agent, the terms of the Warrants and of their issuance and sale have been duly authorized and established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and when the Warrants have been duly executed, authenticated and delivered in accordance with such warrant agreement and as described in the Registration Statement, any amendment thereto which has become effective, the prospectus therein and any prospectus supplement relating thereto, the Warrants will be legally and validly issued and will constitute valid and binding obligations of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued upon exercise or otherwise pursuant to the terms of any other securities covered by the Registration Statement.
     5. Units. When the Registration Statement has become effective under the Act, the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly authorized, executed and delivered, when the terms of such Units and of their issuance and sale have been duly authorized and established in conformity with the applicable unit agreements so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, any amendment thereto which has become effective, the prospectus therein and any prospectus supplement relating thereto, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of

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general applicability relating to or affecting creditors’ rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities covered by the Registration Statement.
     In connection with our opinion set forth in paragraph (2) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.
     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.
     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Registration Statement and the prospectus therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Chadbourne & Parke LLP